Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
a.Registration Statement (Form S-3 No. 333-231109) of Apollo Medical Holdings, Inc.,
b.Registration Statement (Form S-3 No. 333-228432) of Apollo Medical Holdings, Inc.,
c.Registration Statement (Form S-3 No. 333-229895) of Apollo Medical Holdings, Inc.,
d.Registration Statement (Form S-4 No. 333-219898) of Apollo Medical Holdings, Inc.,
e.Registration Statement (Form S-8 No. 333-153138) pertaining to the 2008 Professional/Consultant Stock Compensation Plan of Apollo Medical Holdings, Inc.,
f.Registration Statement (Form S-8 No. 333-217719) pertaining to the 2010 Equity Incentive Plan and 2015 Equity Incentive Plan of Apollo Medical Holdings, Inc.,
g.Registration Statement (Form S-8 No. 333-221900) pertaining to the 2013 Equity Incentive Plan of Apollo Medical Holdings, Inc., and
h.Registration Statement (Form S-8 No. 333-221915) pertaining to Written Compensation Contracts Between the Registrant and Certain Directors, Employees and Consultants of Apollo Medical Holdings, Inc.;

of our reports dated March 12, 2021, with respect to the consolidated financial statements of Apollo Medical Holdings, Inc. and the effectiveness of internal control over financial reporting of Apollo Medical Holdings, Inc. included in this Annual Report (Form 10-K) of Apollo Medical Holdings, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Los Angeles, California
March 12, 2021